Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Vizacom Inc. (formerly known as Software Publishing Corporation Holdings, Inc.) (the "Company"), with respect to the Company's Outside Director and Advisor Stock Option Plan, of our report dated April 1, 1999, with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of the Company for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young
                                                     ERNST & YOUNG
                                                     Registered Auditor

Nottingham, England
July 15, 1999